Exhibit 99

PPG Industries
PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com
News
Contact:
Mark Silvey
PPG Corporate Communications
412-434-3046
silvey@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

PPG receives favorable ruling from Federal Economic Competition Commission of Mexico on Comex Acquisition
Transaction closing imminent

PITTSBURGH, Oct. 31, 2014 - PPG Industries (NYSE:PPG) today announced that it has received a favorable ruling from Mexico’s Federal Economic Competition Commission on its previously announced agreement to acquire Consorcio Comex, S.A. de C.V. (“Comex”). PPG announced June 30, that it had reached a definitive agreement to acquire Comex in a transaction valued at $2.3 billion. PPG received approval from the National Foreign Investment Commission of Mexico in mid-October.

“We are pleased to have received all the necessary government approvals for the Comex acquisition and expect to close the transaction in the next several days,” said Charles E. Bunch, PPG chairman and CEO. "We are excited to grow our business in Mexico, a vibrant country with an expanding economy. We look forward to growing in the region with Comex customers and employees.”

Bunch commented that the company anticipates the acquisition will result in 65-to-75 cents of earnings-per-share accretion in 2015, excluding non-recurring acquisition-related expenses and any transaction-related financing costs. He also mentioned that the company expects acquisition-related synergies of $30 million-to-$40 million will be achieved over a two-year period.

The company indicated it plans to fund the transaction primarily from cash on hand, but may utilize debt to finance a portion of the $2.3 billion purchase price. The company reported cash and short-term investments of $3.0 billion at the end of the third quarter.

Comex is a privately-held architectural and industrial coatings company with headquarters in Mexico City, Mexico. The company manufactures coatings and related products in Mexico and sells them in Mexico and Central America through more than 3,700 stores that are independently owned and operated by more than 700 concessionaires. Comex also sells its products through regional retailers and wholesalers, and directly to customers. The company has approximately 3,900 employees, eight manufacturing facilities and six distribution centers, and had sales of approximately $1 billion in 2013. Comex was founded in 1952.

Members of the media can find additional information at http://newsroom.ppg.com.

PPG: BRINGING INNOVATION TO THE SURFACE.™
PPG Industries' vision is to continue to be the world’s leading coatings and specialty materials company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in nearly 70 countries around the world. Reported net sales in 2013 were $15.1 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com and follow @PPGIndustries on Twitter.

Forward-Looking Statements
This news release contains certain statements about PPG Industries, Inc., that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG’s periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this news release may include statements about the timing of the anticipated closing of the acquisition of Consorcio Comex, S.A. de C.V. (the “Transaction”), the expected benefits of the Transaction, the anticipated earnings-per-share accretion, acquisition-related synergies, the sources of funds used, and all other statements in this news release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of PPG and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; the parties’ ability to complete the Transaction on the anticipated terms; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of PPG’s operations; PPG’s ability to integrate the acquired business successfully after the closing of the Transaction and to achieve anticipated synergies; and the risk that disruptions from the Transaction will harm PPG’s businesses. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and PPG undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.